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                                  EXHIBIT 28


                                 FORM OF PROXY
                                 FOR INTERCAP


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                                                                      EXHIBIT 28
                        INTERCAP GRAPHICS SYSTEMS, INC.
                              116 DEFENSE HIGHWAY
                           ANNAPOLIS, MARYLAND  21401


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                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

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     The undersigned stockholder of InterCAP Graphics Systems, Inc. ("InterCAP")
hereby appoints A.G.W. Biddle, III, John C. Gebhardt or Joy E. Binford, or any of them with full power of substitution, proxies to vote the shares of InterCAP's Common Stock and Preferred Stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of InterCAP to be held December ___, 1994, at 8:00 a.m., and at any adjournment or adjournment thereof:

     (1) To approve an amendment to the Certificate of Incorporation of InterCAP to extend the date from October 1, 1994 to January 15, 1995 after which the liquidation preference of the Series A Preferred Stock of InterCAP would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon.

     [ ]   VOTE FOR         [ ]   VOTE AGAINST         [ ]   ABSTAIN


     (2) To adopt and approve the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 30, 1994, by and among InterCAP, Intergraph Corporation, a Delaware corporation ("Intergraph"), and Intergraph DC Corporation -Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), and the transactions contemplated thereby which will include, without limitation (a) the merger of Intergraph Sub with and into InterCAP (the "Merger"), in which, subject to the terms and conditions set forth in the Reorganization Agreement, each outstanding share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock of InterCAP will be converted into a fraction of a share of Intergraph Common Stock, par value $.10 per share (the "Intergraph Common Stock") having a value before the Merger of $0.90975693, and each share of Series A Preferred Stock of InterCAP will be converted into a fraction of a share of Intergraph Common Stock having a value before the Merger of $1.475; and (b) an agreement by all InterCAP stockholders to escrow fifteen percent of the shares of Intergraph Common Stock to be received by them in the Merger as security for certain post-closing InterCAP stockholder indemnification obligations following the merger relating to breaches of representations, warranties and covenants contained in the Reorganization Agreement, and to appoint a Stockholders' Committee relating to such shares.

     [ ]   VOTE FOR         [ ]   VOTE AGAINST         [ ]   ABSTAIN
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     (3) To vote, in the discretion of said proxies, upon such other business as may properly come before the meeting.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.


     If no choice is indicated above with respect to a matter where a ballot is provided, this proxy will be voted FOR such matter.

     Dated: __________, 1994



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                                                     (Signature)




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                                                     (Signature)


                                    Please date and sign exactly as name appears hereon. If more than one name appears, each person should sign.

                                    Please add Social Security Number or Zip
                                    Code, if not shown, and change of address, if any.



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